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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Matria Healthcare, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-100977, 333-90822, 333-72516, 333-72512, 333-69347, 333-42856,
333-02283, 333-117875, 333-01539, 333-126776, 333-126778 and 333-126779) on
Form S-8 and (Nos. 333-109488 and 333-116200) on Form S-3 of Matria Healthcare, Inc. of our reports dated March 15, 2006, relating to the consolidated balance sheets of Matria Healthcare, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity and comprehensive earnings (loss), and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the 2005 Annual Report on Form 10-K of Matria Healthcare, Inc.

KPMG LLP

Atlanta, Georgia
March 15, 2006